Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS THAT we, the undersigned Directors of Northern Trust Investments, Inc., hereby appoint Thomas R. Benzmiller and Randal Rein, and each of them severally, as attorneys and agents for the undersigned with full power to them, and each of them, for and in the name, place and stead of the undersigned, until revoked in writing, to sign and file with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement on Form S-1 (the “Registration Statement”) of the American Bar Association Members/Northern Trust Collective Trust (the “Collective Trust”), and any and all amendments (including post-effective amendments), applications, instruments and other documents to be filed with the Commission pertaining to the Registration Statement, and generally with full power and authority to do and perform any and all such acts and things whatsoever requisite or desirable in the names and in the capacities of the undersigned to enable Northern Trust Investments, Inc. and the Collective Trust to comply with the provisions of the Securities Act. This Power of Attorney may be executed in any number of counterparts, all of which together shall constitute one and the same document.

Witness our hands as of September 30, 2011.

Signature	Capacity

/s/ Robert. P. Browne	Director of Northern Trust Investments, Inc.
Robert P. Browne

/s/ Christopher W. Carlson	Director of Northern Trust Investments, Inc.
Christopher W. Carlson

/s/ Jeffrey D. Cohodes	Director of Northern Trust Investments, Inc.
Jeffrey D. Cohodes

/s/ Mark C. Gossett	Director of Northern Trust Investments, Inc.
Mark C. Gossett

/s/ Stephen N. Potter	Director of Northern Trust Investments, Inc.
Stephen N. Potter

/s/ Beth M. Provanzana	Director of Northern Trust Investments, Inc.
Beth M. Provanzana

/s/ Alan W. Robertson	Director of Northern Trust Investments, Inc.
Alan W. Robertson

Signature	Capacity

/s/ Lloyd A. Wennlund	Director of Northern Trust Investments, Inc.
Lloyd A. Wennlund

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